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                                  [LETTERHEAD]

                              ESTOPPEL CERTIFICATE


To:  Ms. Nancee Ehlers Boldman
     Ms. Sally Ehlers Stillion
     C/0 Mr. Jeff Demorest
     Power Brokers
     13700 Alton Pkwy Ste #154
     Irvine, CA 92718


Dear Ms. Boldman and Ms. Stillion:

     You are hereby advised that the undersigned is the Lessee under the Lease dated August 31, 1989, together with any modifications thereof or supplements thereto, all of which are attached hereto and made a part hereof as Exhibit "A" (the "Lease"), with Tijeras Partnership, as Lessor, of those certain premises (the "Premises") more particularly described in the Lease, consisting of approximately 47,410 square feet located at 30152 Aventura, Rancho Santa Margarita, California (the "Property"). The undersigned certified and agrees, as follows:

     1. Lessee has accepted possession and is in occupancy of the Premises pursuant to the terms of the Lease which is now in full force and effect and there exists no uncured monetary default by Lessee under the terms of the Lease, except as set forth below:
     none


     2.   The Lease commenced November 1, 1989, and ends June 15, 2000 ,

     3. The annual minimum basic rent under the Lease is $ 23,084.15, subject to any escalations and/or percentage rent and/or common maintenance charges, in accordance with the terms and provisions of the lease. Lessee also pays $2,161 of additional monthly rent pursuant to the lease addendum, dated December 8, 1992.

     4. As of the date hereof, no rent has been paid by Lessee more than one month in advance under the Lease except for $23,084.15, which amount represents basic rent for the period beginning December 1, 1995 and ending December 31, 1995 and Lessee has no charge or claim of offset under said Lease or otherwise against rents or other amounts due or to become due thereunder. No "discounts," "free rent" or "discounted rent" have been agreed to and are in effect or shall take effect in the future except for:
     none


     5. The sum of $26,823.00 was paid under the Lease as a security deposit and this is the only deposit made by Lessee in connection with the Lease.

     6. Lessee has no right or option whatsoever to purchase or otherwise acquire the Premises, the Property or any portions thereof except as set forth in the Lease Rider.




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     7.   There are no extension or renewal options under the Lease except as set forth in the Lease Rider.

     8.   Lessor is not in default under the Lease.

     9. This Certificate shall inure to the benefit of you and your heirs, legal representatives, successors and assigns and shall be binding upon Lessee and Lessee's heirs, legal representatives, successors and permitted assigns. Lessee understands, acknowledges and agrees that you are purchasing the Property in reliance upon the truth, correctness and completeness of the items provided in this Certificate.

     10. The document(s) attached hereto is a true and correct copy of the Lease; the Lease has not been modified or further amended; the Lease contains all of the understandings and agreements between the undersigned and Lessor with respect to the Premises.

     11. The entity, person and/or officer executing this certificate is fully empowered to do so on behalf of the undersigned.

Dated as of December 11, 1995
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LESSEE:

INTERNATIONAL FOOD & BEVERAGE, INC.

By: /s/ Ann M. Gooch
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     Its: Vice President of Finance
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